SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                              [X]
Filed by party other than the Registrant             [ ]

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[ ]    Preliminary Proxy Statement
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       14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               ANGEION CORPORATION
                (Name of Registrant as Specified In Its Charter)

                               ANGEION CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

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         fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1        Amount Previously Paid:

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




                               ANGEION CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                December 10, 1997

         The Annual Meeting of the Shareholders of Angeion Corporation, a Minnesota corporation (the "Company"), will be held at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, MN 55402, beginning at 4:00 p.m. on Wednesday, December 10, 1997, for the following purposes:

         1. To elect seven (7) persons to serve as Directors of the Company until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified;

         2. To consider and act upon a proposal to amend the Company's 1994 Non-Employee Director Plan (i) to increase the fair market value of annual stock grants to non-employee Directors of the Company as annual compensation from $16,000 to $24,000, and (ii) to increase the annual option grant to non-employee Directors of the Company from 2,500 shares to 3,000 shares;

         3. To consider and act upon a proposal to adopt the Company's Employee Stock Purchase Plan;

         4. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending July 31, 1998; and

         5. To transact such other business as may properly come before the meeting.

         The record date for determination of the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof is the close of business on October 17, 1997.

         Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                By Order of the Board of Directors

                                David L. Christofferson
                                Secretary

November 7, 1997
Minneapolis, Minnesota

                               ANGEION CORPORATION
                               3650 ANNAPOLIS LANE
                                    SUITE 170
                        MINNEAPOLIS, MINNESOTA 55447-5434

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                December 10, 1997

                                  INTRODUCTION

         The Annual Meeting of Shareholders of Angeion Corporation (the "Company") will be held on Wednesday, December 10, 1997, at 4:00 p.m., Central Standard Time, at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. In addition, Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as Directors of the nominees for Directors listed in this Proxy Statement.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this proxy material will be mailed first to shareholders on or about November 7, 1997.

                                VOTING OF SHARES

         Only holders of Common Stock of record at the close of business on October 17, 1997 will be entitled to vote at the Annual Meeting. On October 17, 1997, the Company had 30,695,633 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulative voting rights.

         The election of a nominee for Director and the approval of each of the other proposals described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                              ELECTION OF DIRECTORS

NOMINATION

         The Company's Bylaws provide that the Board of Directors (the "Board") shall consist of the number of members last elected by a majority vote of the shareholders or by the Board, which number shall be not less than two nor more than nine. The Board has determined that there will be seven Directors elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified.

         All of the nominees are currently members of the Board. Pursuant to an Investment and Master Strategic Relationship Agreement, dated as of October 9, 1997 (the "Investment Agreement"), between the Company and Synthelabo, a French pharmaceutical company, the Company and ELA Medical, Inc., a subsidiary of Synthelabo, will form a U.S. joint venture marketing and sales organization. Upon the closing of the initial transactions contemplated in the Investment Agreement, which will occur upon the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Dennis L. Sellke, a current member of the Board, will become Chief Executive Officer of the U.S. joint venture and, accordingly, has decided not to stand for re-election this year as a Director of the Company. See "Election of Directors -- Compensation of Directors -- Sellke Consulting Agreement" contained in this Proxy Statement. Mr. Evans was elected as a member of the Board to fulfill the obligation of the Company, pursuant to a Stock Purchase Agreement, dated September 13, 1990, between the Company and Hanrow Financial Group, Ltd. ("Hanrow Financial"), to use its diligent efforts to elect to the Board a person designated by Hanrow Financial.

         The election of each Director requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, provided that a quorum consisting of a majority of the voting power of the Company's outstanding shares is represented either in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement.

         The Board intends to vote the proxies solicited on its behalf for the election of each of the nominees as Directors. If prior to the Annual Meeting the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by the Board to fill such vacancy, unless the shareholder indicates to the contrary on the proxy. Alternatively, at the Board's discretion, the proxies may be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following table sets forth certain information as of October 17, 1997, which has been furnished to the Company by the persons who have been nominated by the Board to serve as Directors for the ensuing year.


NOMINEES FOR ELECTION                   AGE                  PRINCIPAL OCCUPATION                   DIRECTOR SINCE
---------------------                   ---                  --------------------                   --------------
Whitney A. McFarlin                      57    Chairman of the Board, President and Chief                1993
                                               Executive Officer of the Company

Arnold A. Angeloni                       55    President of Gateway Alliance LLC                         1990

Dennis E. Evans                          59    President and Chief Executive Officer of Hanrow           1990
                                               Financial Group, Ltd.

Lyle D. Joyce, M.D., Ph.D.               50    Cardiothoracic Surgeon and President of                   1988
                                               Minnesota Thoracic Group, P.A.

Joseph C. Kiser, M.D.                    65    Retired Cardiothoracic Surgeon at Minnesota               1988
                                               Thoracic Group, P.A. and Co-founder of The
                                               Minneapolis Heart Institute

Donald D. Maurer                         61    Chairman of the Board of Empi, Inc.                       1996

Glen Taylor                              56    Chief Executive Officer and Chairman of Taylor            1992
                                               Corporation


OTHER INFORMATION ABOUT NOMINEES

         WHITNEY A. MCFARLIN has been Chairman of the Board, President and Chief Executive Officer of the Company since September 1993. From June 1990 to September 1993, Mr. McFarlin was President, Chief Executive Officer, Chairman of the Board and a founder of Clarus Medical Systems, Inc. ("Clarus"), a private medical device company that manufactures neuroendoscopy products. Prior to founding Clarus, Mr. McFarlin was President and Chief Executive Officer of Everest & Jennings International, Ltd., a manufacturer of durable medical equipment, from June 1985 to May 1990. From December 1977 to May 1985, Mr. McFarlin was an officer of Medtronic, Inc., a medical device manufacturer, most recently as Executive Vice President, where he was responsible for the U.S. pacing business. He serves on the Board of Directors of several corporations including Clarus and Zero Corp.

         ARNOLD A. ANGELONI has been President of Gateway Alliance LLC, a financial consulting firm for start-up ventures and business consolidations, since January 1996. From 1961 to 1995, Mr. Angeloni was employed by Deluxe Corporation, a provider of check products and services to the financial payments industry, in various administrative, marketing, and operations positions, most recently as Senior Vice President and President of the Business Systems Division.

         DENNIS E. EVANS has been President and Chief Executive Officer of Hanrow Financial Group Ltd., a merchant banking partnership, since February 1989. He also serves on the Board of Directors of Minnesota Power & Light Co. and Astrocom Corporation.

         LYLE D. JOYCE, M.D., PH.D. has been a cardiothoracic surgeon with The Minneapolis Heart Institute for more than five years, and is currently the President of the Minnesota Thoracic Group, P.A.

         JOSEPH C. KISER, M.D. is a cardiothoracic surgeon (retired) and a founder of The Minneapolis Heart Institute and The Minneapolis Heart Institute Foundation. Dr. Kiser is also a founder of the Minnesota Thoracic Group, P.A. He practiced cardiothoracic surgery at Abbott Northwestern Hospital as well as other Minneapolis/St. Paul hospitals for more than 20 years prior to his retirement in January 1995.

         DONALD D. MAURER currently serves as Chairman of the Board of Empi, Inc., a public company that manufactures noninvasive biomedical devices. Mr. Maurer founded Empi in 1977, became Chairman of the Board in 1978, and was named President and Chief Executive Officer in 1979. Mr. Maurer is also the Past Chairman of the Board of Medical Alley, a Twin Cities professional organization representing the interests of the medical industry.

         GLEN TAYLOR is the Chief Executive Officer and Chairman of the Board of Taylor Corporation, which he founded in 1975. Taylor Corporation's businesses include printing, banking, direct mail marketing and electrical manufacturing. Mr. Taylor also is the owner of the Minnesota Timberwolves, a National Basketball Association franchise. From 1980 to 1990, Mr. Taylor served as a Minnesota State Senator.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board, which held six meetings during the Fiscal year ended July 31, 1997 ("Fiscal 1997"). Committees established and maintained by the Board include the Audit Committee, the Governance Committee and the Compensation Committee.

         The function of the Audit Committee is to review the Company's financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding the Company's financial controls, and confer with the Company's outside auditors. The Audit Committee held two meetings during the fiscal year ended July 31, 1997. Messrs. Angeloni, Evans, Maurer and Kiser served as members of the Audit Committee in Fiscal 1997. Messrs. Angeloni, Evans, Maurer and Kiser will serve as members of the Audit Committee in the fiscal year ended July 31, 1998 ("Fiscal 1998").

         The function of the Governance Committee is to recommend a list of potential Director nominees to the Board of Directors, to develop guidelines for corporate structuring and Board related issues and to act as an oversight committee. While the Governance Committee will consider Director nominees recommended by the Company's shareholders, it has neither actively solicited nominations nor established any procedures for this purpose. The Governance Committee held two meetings in Fiscal 1997. Messrs. Evans, McFarlin, Taylor and Joyce served as members of the Governance Committee in Fiscal 1997. Messrs. Evans, McFarlin, Taylor and Joyce will serve as members of the Governance Committee in Fiscal 1998.

         The responsibilities of the Compensation Committee include setting the compensation for those officers who are also Directors of the Company and setting the terms of and grants of awards under the Company's 1993 Stock Incentive Plan (the "1993 Plan"). The Compensation Committee met one time during Fiscal 1997. Messrs. Angeloni, Taylor and Kiser served as members of the Compensation Committee for Fiscal 1997. Messrs. Angeloni, Taylor and Kiser will serve as members of the Compensation Committee in Fiscal 1998.

         All of the Directors of the Company, except Dr. Joyce, attended 75% or more of the aggregate meetings of the Board and all such committees on which they served during Fiscal 1997. Dr. Joyce attended 62.5% of the aggregate meetings of the Board and all such committees on which he served.

COMPENSATION OF DIRECTORS

         DIRECTORS' FEES. Directors of the Company receive no cash compensation for their services as members of the Board of Directors, although their out-of-pocket expenses incurred on behalf of the Company are reimbursed.

         STOCK-BASED COMPENSATION. Pursuant to the 1994 Non-Employee Director Plan (the "Director Plan"), as currently in effect, non-employee Directors of the Company automatically receive an annual grant of shares of Common Stock equal to $16,000, as determined by the fair market value of one share of Common Stock on the date of grant (a "Director Stock Award"), and an annual grant of an option to purchase 2,500 shares of Common Stock (a "Director Option") upon their election or re-election, as the case may be, as a non-employee Director of the Company. In September 1997, the Board amended the Director Plan, subject to shareholder approval, (i) to increase the fair market value of annual Director Stock Awards from $16,000 to $24,000, and (ii) to increase the annual Director Option from 2,500 shares to 3,000 shares of Common Stock. See "Proposal to Amend the 1994 Non-Employee Director Plan" contained in this Proxy Statement.

         On December 11, 1996, Messrs. Angeloni, Evans, Joyce, Kiser, Maurer, Sellke and Taylor each received a Director Option to purchase 2,500 shares of Common Stock and a Director Stock Award valued at $16,000 under the 1994 Director Plan. If the proposal to amend the 1994 Director Plan is approved by the shareholders at the Annual Meeting, each of the current non-employee Director nominees, assuming each is re-elected, will be granted a Director Option for 3,000 shares and a Director Stock Award valued at $24,000 as of the date of the Annual Meeting and as of the date of each Annual Meeting of Shareholders thereafter.

         SELLKE CONSULTING AGREEMENT. In August 1997, the Company and ELA Medical, S.A., a subsidiary of Synthelabo ("ELA Medical"), entered into a six-month consulting agreement with Dennis L. Sellke, a current Director of the Company, pursuant to which Mr. Sellke agreed to render consulting services to the Company and ELA Medical in connection with the organizational structure and feasibility of the U.S. joint venture. Under the consulting agreement, the Company and ELA Medical each agreed to pay Mr. Sellke $7,710 per month.

                      PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of October 20, 1997, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each Director and nominee for Director of the Company, (c) by each executive officer named in the Summary Compensation Table, and (d) by all executive officers and Directors of the Company as a group.

                                                                                   SHARES OF COMMON STOCK
                                                                                  BENEFICIALLY OWNED (1)(2)
                                                                          ------------------------------------------
                                                                                                      PERCENT OF
NAME                                                                                  AMOUNT           CLASS (3)
-------------------------------------------------------------------------          ------------       ----------
Whitney A. McFarlin...............................................                  528,110 (4)          1.7%
Arnold A. Angeloni................................................                   73,421 (5)            *
Dennis E. Evans...................................................                  752,454 (6)          2.5%
Lyle D. Joyce, M.D., Ph.D.........................................                  286,954 (7)            *
Joseph C. Kiser, M.D..............................................                  385,355 (8)          1.3%
Donald D. Maurer..................................................                   10,680 (9)            *
Glen Taylor.......................................................                  480,610 (10)         1.6%
T.V. Rao..........................................................                   53,000 (11)           *
Michael J. Kallok, Ph.D...........................................                   31,371 (12)           *
Gary L. Payment...................................................                   87,800 (13)           *
Jennifer M. Marrone...............................................                   26,000 (14)           *
All current Directors and executive officers as a
  group (16 persons)..............................................                3,031,869 (15)         9.0%

--------------
*        Less than 1%.


(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(3) Based on 30,695,633 shares of Common Stock outstanding as of October 20,
1997.

(4) Includes 515,000 shares which may be acquired within 60 days upon the exercise of stock options.

(5) Includes 39,500 shares which may be acquired within 60 days upon the exercise of stock options.

(6) Includes 693,333 shares of Common Stock beneficially owned by Hanrow Financial. Hanrow Financial is the general partner of Hanrow Capital Fund and Hanrow Capital Fund III, which own 30,000 and 580,000 shares of Common Stock, respectively. Hanrow Financial is also an affiliate of Hanrow Business Finance, Inc., which owns 41,667 shares of Common Stock. Also includes 7,500 shares of Common Stock which may be acquired within 60 days upon the exercise of stock options owned by Mr. Evans. Mr. Evans, a Director of the Company, is the President and Chief Executive Officer of Hanrow Financial.

(7) Includes 98,500 shares held by the MTA Retirement Plan and Trust FBO Lyle D. Joyce, and 41,500 shares which may be acquired within 60 days upon the exercise of stock options.

(8) Includes 43,567 shares held by the MTA Retirement Plan and Trust FBO Joseph
C. Kiser and 54,500 shares which may be acquired within 60 days upon the exercise of stock options.

(9) Includes 3,767 shares which may be acquired within 60 days upon the exercise of stock options.

(10) Includes 75,000 shares which may be acquired within 60 days upon the exercise of warrants and 7,500 shares which may be acquired within 60 days upon the exercise of stock options.

(11) Includes 53,000 shares which may be acquired within 60 days upon the exercise of stock options.

(12) Includes 31,371 shares which may be acquired within 60 days upon the exercise of stock options.

(13) Includes 2,800 shares held by an individual retirement account in the name of Mr. Payment and 81,800 shares which may be acquired within 60 days upon the exercise of stock options.

(14) Includes 26,000 shares which may be acquired within 60 days upon the exercise of stock options.

(15) Includes 1,211,972 shares which may be acquired within 60 days upon the exercise of warrants and stock options. Also includes all shares beneficially owned by affiliates of officers and Directors.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended July 31, 1997. All of the options listed below, unless otherwise noted, were granted under the Company's 1993 Stock Incentive Plan (the "1993 Plan").

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                                -------------------          ----------------------
                                                                                  SECURITIES                ALL OTHER
NAME AND PRINCIPAL POSITION (1)    YEAR        SALARY           BONUS         UNDERLYING OPTIONS (#)       COMPENSATION
-------------------------------    ----        ------           -----         ----------------------       ------------
Whitney A. McFarlin                1997       $255,692         $35,000              30,000 (3)             $1,800 (2)
CHAIRMAN OF THE BOARD, CHIEF       1996        240,300               0                   0                  1,595 (2)
EXECUTIVE OFFICER AND PRESIDENT    1995        225,870               0                   0                      0

T.V. Rao                           1997        133,523               0              40,000 (4)                  0
VICE PRESIDENT OF SALES AND        1996        122,604               0               6,000 (5)             10,000 (6)
MARKETING                          1995            ---             ---              50,000                    ---

Michael J. Kallok, Ph.D.           1997        125,000               0              85,000 (4)                  0
VICE PRESIDENT OF RESEARCH         1996         79,327               0              75,000 (5)                  0
                                   1995            ---             ---                 ---                    ---

Gary L. Payment                    1997        114,000               0              22,000 (4)                  0
VICE PRESIDENT OF OPERATIONS       1996        105,785               0              12,000 (5)                  0
                                   1995         82,710               0             100,000                      0

Jennifer M. Marrone                1997        109,427               0              82,000 (4)                  0
VICE PRESIDENT OF REGULATORY AND   1996        100,100          22,950              12,000 (5)                  0
CLINICAL AFFAIRS                   1995         25,025               0              40,000 (5)                  0



(1) Dr. Kallok commenced employment with the Company on November 28, 1996. Mr. Rao commenced employment with the Company on July 31, 1995.

(2) This amount represents life insurance premiums paid by the Company on Mr. McFarlin's behalf.

(3) Mr. McFarlin was granted options to purchase an aggregate of 30,000 shares of Common Stock during Fiscal 1997. Of this amount, 15,000 shares represented an option originally granted in September 1996 that was canceled and reissued in December 1996 during the employee repricing program. See "Board of Directors Report on Repricing of Options" contained in this Proxy Statement.

(4) Included in these options are options that were previously granted during a prior fiscal year and were canceled and reissued in December 1996. See "Board of Directors Report on Repricing of Options" contained in this Proxy Statement.

(5) All of these options were canceled and reissued in December 1996 during the employee repricing program and are included in the Fiscal 1997 numbers as well. See "Board of Directors Report on Repricing of Options" contained in this Proxy Statement.

(6) This amount represents moving and relocation expenses for Mr. Rao that were paid by the Company.

OPTION GRANTS AND EXERCISES

         The following tables summarize option grants and exercises, respectively, during Fiscal 1997 to or by the executive officers named in the Summary Compensation Table and the potential realizable value of the options held by such persons at July 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS (1)
                              --------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                               NUMBER OF       PERCENT OF                                          VALUE AT
                               SECURITIES     TOTAL OPTIONS                                ASSUMED ANNUAL RATES OF
                               UNDERLYING      GRANTED TO      EXERCISE OR                 STOCK PRICE APPRECIATION
                                OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION           FOR OPTION
           NAME               GRANTED (#)    FISCAL YEAR (2)   ($/SHARE)        DATE                 TERM (3)
           ----               -----------    ---------------   -----------      ----       ------------------------
                                                                                               5%            10%
                                                                                              ---            ---
Whitney A. McFarlin              15,000 (4)        0.71%        $6.3750       09/16/06      $28,541        $73,769
                                 15,000 (5)        0.71          3.1875       09/16/06       60,137        152,401
T.V. Rao                         34,000            1.62          3.1562       12/26/06       65,758        168,274
                                  6,000 (5)        0.29          3.1875       12/20/05        9,962         25,086
Michael J. Kallok, Ph.D.         10,000            0.48          3.1562       12/26/06       19,340         49,492
                                 75,000 (5)        3.60          3.1875       11/28/05      124,529        313,581
Gary L. Payment                  10,000            0.48          3.1562       12/26/06       19,340         49,492
                                 12,000 (5)        0.57          3.1875       12/20/05       19,924         50,172
Jennifer M. Marrone              30,000            1.43          3.1562       12/26/06       58,022         48,476
                                 40,000 (5)        1.90          3.1875       04/24/05       66,415         67,243
                                 12,000 (5)        0.57          3.1875       12/20/05       19,924         50,172


(1) All of the options granted to executives were granted under the Company's 1993 Plan. Except as described in Note (5) below, these foregoing options become exercisable at the rate of 25% of the number of shares covered by such option on each of the first four anniversary dates of the grant of such option, so long as the executive remains employed by the Company or one of its subsidiaries. The 1993 Plan provides that in the event of a "change in control" of the Company (as defined in the 1993 Plan), the Compensation Committee may, among other things, accelerate the vesting of all options granted under the 1993 Plan.

(2) An aggregate of 2,086,275 options to purchase shares of Common Stock of the Company was granted to employees and consultants during the fiscal year ended July 31, 1997. This number includes 1,231,375 options granted in exchange of a like number of previously granted options that were repriced in connection with the employee repricing program in December 1996.

(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued involvement with the Company. The amounts represented in this table will not necessarily be achieved.

(4) This option was granted on September 16, 1996 and was subsequently canceled and reissued on December 18, 1996. See Note (5) below.

(5) This option was granted on December 18, 1996 during the employee repricing program and replaced a like number of previously granted options. This option is subject to a one-year holding period ending December 18, 1997, at which time the option will become exercisable not only with respect to the number of shares that had previously been exercisable under the repriced option but also with respect to the number of shares that would have become exercisable during the one-year holding period under the repriced option. See "Board of Directors Report on Repricing of Options" contained in this Proxy Statement.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                              SHARES                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                           ACQUIRED ON       VALUE         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
          NAME           EXERCISE (#)(2)    REALIZED ($)  OPTIONS AT JULY 31, 1997 (#)     AT JULY 31, 1997 ($)(1)
          ----           ---------------    ------------  ----------------------------   -----------------------------
                                                          EXERCISABLE   UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
                                                          -----------   -------------    -----------      -------------
Whitney A. McFarlin           5,156         $10,634 (3)    500,000         15,000         $1,391,249         $26,737
T.V. Rao                          0               0         50,000         40,000             73,500          72,363
Michael J. Kallok, Ph.D.          0               0              0         85,000                  0         151,824
Gary L. Payment                   0               0         50,000         72,000            117,250         156,778
Jennifer M. Marrone               0               0              0         82,000                  0         147,104



(1) Value based on the difference between the fair market value of the Common Stock on July 31, 1997 ($4.875) and the exercise price of the options.

(2) The exercise price must be paid entirely in cash, or, in the Compensation Committee's discretion, by delivery of previously acquired shares (including shares to be acquired upon exercise of an option) or a broker exercise notice (i.e., irrevocable instructions to a brokerage firm to sell the shares underlying the option and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes).

(3) Value based on the difference between the fair market value of the Common Stock on the date of exercise ($4.25) and the exercise price of the options ($2.1875).

BOARD OF DIRECTORS REPORT ON REPRICING OF OPTIONS

         On December 18, 1996, the Board of Directors of the Company offered all employees, including executive officers, the opportunity to exchange any outstanding stock options with exercise prices in excess of $3.1875 per share, the closing price per share of the Company's Common Stock on December 17, 1996 on the Nasdaq National Market, for new options with an exercise price of $3.1875 per share. The new options are identical to the old options that were surrendered in exchange for the new options, except that the new options are subject to a one-year holding period, ending December 18, 1997, at which time the new option will become exercisable not only with respect to the number of shares that had previously been exercisable under the old option but also with respect to the number of shares that would have become exercisable during the one-year holding period under the old option. In approving the option repricing, the Board of Directors acknowledged that the retention of key employees and consultants is critical to the Company's success and its ability to continue to meet its performance objectives and that stock options constitute one of the primary components of the Company's compensation structure and therefore serve as a significant factor in the Company's ability to continue to attract and retain the services of high-quality personnel.

         The following table sets forth certain information regarding the repricing of options held by the Company's executive officers during the last ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                           LENGTH OF
                                        SECURITIES                                                          ORIGINAL
                                        UNDERLYING    MARKET PRICE OF                                     OPTION TERM
                                        NUMBER OF         STOCK AT       EXERCISE PRICE                    REMAINING
                                         OPTIONS          TIME OF          AT TIME OF         NEW          AT DATE OF
                                       REPRICED OR      REPRICING OR      REPRICING OR     EXERCISE       REPRICING OR
          NAME               DATE      AMENDED (#)     AMENDMENT ($)     AMENDMENT ($)      PRICE ($)      AMENDMENT
          ----               ----      -----------     -------------     -------------     ----------      ---------
Whitney A. McFarlin       12/18/96        15,000           $3.1875          $6.3750          $3.1875       117 months
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
AND PRESIDENT

T.V. Rao                  12/18/96         6,000            3.1875           7.0000           3.1875       108 months
VICE PRESIDENT OF SALES
AND MARKETING

Michael J. Kallok, Ph.D.  12/18/96        75,000            3.1875           6.6250           3.1875       107 months
VICE PRESIDENT OF
RESEARCH

Gary L. Payment           12/18/96        12,000            3.1875           7.0000           3.1875       108 months
VICE PRESIDENT OF
OPERATIONS

Jennifer M. Marrone       12/18/96        40,000            3.1875           4.0625           3.1875       100 months
VICE PRESIDENT OF         12/18/96        12,000            3.1875           7.0000           3.1875       108 months
REGULATORY AFFAIRS AND
CLINICAL AFFAIRS

David L. Christofferson   08/30/95        75,000            7.685            8.5625           3.5000        64 months
VICE PRESIDENT, CHIEF     12/18/96        50,000            3.1875           5.0000           3.1875        61 months
FINANCIAL OFFICER AND     12/18/96        12,000            3.1875           7.0000           3.1875       108 months
SECRETARY

Robert S. Garin           12/18/96        12,000            3.1875           7.0000           3.1875       108 months
VICE PRESIDENT OF HUMAN
RESOURCES

William S. Rissmann       12/18/96        25,000            3.1875           3.4375           3.1875       100 months
VICE PRESIDENT OF         12/18/96        12,000            3.1875           7.0000           3.1875       108 months
ENGINEERING


                            BOARD OF DIRECTORS

                            Whitney A. McFarlin          Joseph C. Kiser, M.D.
                            Arnold A. Angeloni           Donald D. Maurer
                            Dennis E. Evans              Dennis L. Sellke
                            Lyle D. Joyce, M.D., Ph.D.   Glen Taylor

EMPLOYMENT AGREEMENT

         The Company has entered into an employment agreement with Whitney A. McFarlin, Chairman of the Board, President and Chief Executive Officer of the Company. The employment agreement, effective as of September 15, 1996, between the Company and Mr. McFarlin (the "Agreement"), provides for an initial two-year term of employment and thereafter will be renewable automatically for additional one-year terms, unless either party gives written notice to the other party not to renew such employment within 60 days before the expiration of the then current term. The Agreement provides for an initial base salary of $243,000 for the first year and a base salary of $255,150 for the second year. Thereafter, Mr. McFarlin's base salary is to be determined by the Board, taking into account individual and corporate performance. If the Agreement is voluntarily terminated by McFarlin for "good reason" following a "change in control" of the Company or if Mr. McFarlin is terminated by the Company without "cause" (as such terms are defined in the Agreement), then Mr. McFarlin is entitled to his base salary for the remainder of the then current term of the Agreement and for one year thereafter, including any bonus to which he would have been entitled for the entire fiscal year in which he was terminated. The Agreement prohibits disclosure of confidential information by Mr. McFarlin both during and after employment, prohibits competition with the Company for three years after employment and provides that any inventions or other works of authorship relating to or resulting from Mr. McFarlin's work for the Company under such agreement will be the exclusive property of the Company.

CHANGE IN CONTROL AGREEMENTS

         In December 1996, the Company entered into a change in control agreement (collectively, the "Change in Control Agreements") with each of the following executive officers: Whitney A. McFarlin, David L. Christofferson, Robert S. Garin, Michael J. Kallok, Ph.D., Jennifer M. Marrone, Gary Payment, T.V. Rao and William J. Rissmann. In October 1997, the Company entered into a Change in Control Agreement with Terrence W. Bunge. The Change in Control Agreements provide for the payment of certain benefits to such executive officers of the Company upon the occurrence of a "change in control" of the Company. A "change in control" is defined by the Change in Control Agreements to include, among other actions: (i) the sale, lease or other transfer of substantially all of the assets of the Company; (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any person becomes the beneficial owner of (A) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding voting securities, unless the transaction resulting in such ownership has been approved in advance by the "continuity Directors" or (B) 50% or more of the combined voting power of the Company's outstanding voting securities regardless of any approval by the continuity Directors; (iv) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership immediately following the effective date of such merger or consolidation of securities of the surviving company representing (A) more than 50%, but less than 80%, of the combined voting power of the surviving corporation's then outstanding voting securities, unless such merger or consolidation has been approved in advance by the continuity Directors, or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding voting securities regardless of any approval by the continuity Directors; or (v) the continuity Directors cease for any reason to constitute at least a majority of the Board. A "continuity Director" is any individual who is a member of the Board on December 18, 1996, and any individual who subsequently becomes a member of the Board whose election or nomination for election was approved by a majority of the continuity Directors.

         Under the Change in Control Agreements, an executive officer who is terminated by the Company for any reason other than death or "cause" or terminates his or her employment with the Company for "good reason" (as such terms are defined in the Change in Control Agreements) within 24 months following a change in control or prior to a change in control if termination was either a condition of the change in control or was at the request or insistence of a person related to the change in control will be entitled to the following benefits: (i) a lump-sum cash payment in an amount equal to two times the executive's annual base salary; (ii) continued coverage under the Company's group health plan(s) for a period not exceeding the last day of the 24th month that begins after the executive's date of termination; (iii) additional cash payments to compensate the executive for all taxes, including any excise taxes, interest or penalties, imposed upon all payments received by the executive under his or her Change in Control Agreement; and (iv) reimbursement of any out placement assistance up to 5% of the executive's base pay. The Change in Control Agreements will continue in effect until January 1, 1999; at which time such agreements will be extended automatically for additional 12-months periods thereafter, unless at least 90 days prior to any such January 1 the Company or the executive has given notice that such agreement will not be extended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors establishes the compensation for executive officers who are also Directors of the Company and acts on such other matters relating to their compensation as it deems appropriate. During Fiscal 1997, Mr. McFarlin, the Company's Chairman of the Board, President and Chief Executive Officer, was the only executive officer who was also a Director of the Company. The Compensation Committee consists of three non-employee Directors and meets one to four times per year. The members of the Compensation Committee during Fiscal 1997 were Messrs. Angeloni, Kiser and Taylor. Mr. McFarlin, as the Company's President and Chief Executive Officer, in turn establishes the compensation of all executive officers who are not also Directors of the Company. The Compensation Committee also administers, with respect to all eligible recipients, the Company's stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

         COMPENSATION PHILOSOPHY AND OBJECTIVES. The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers, and the attainment of predetermined individual and corporate goals. The primary objectives of the Company's executive compensation program are to:

         o Reward the achievement of desired Company and individual performance goals,

         o Provide compensation that enables the Company to attract and retain key executives, and

         o Provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executives with the interests of shareholders.

         The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company's markets; the individual performance of each executive officer; comparative compensation surveys concerning compensation levels and stock grants at other companies; historical compensation levels and stock awards at the Company; and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

         EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

         BASE SALARY. Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance and potential of the executive, and the Company's overall performance. Other than with respect to Mr. McFarlin, the President and Chief Executive Officer of the Company, who has entered into an employment agreement with the Company, base salaries for executives are evaluated and adjusted on the employee's annual review date. Base salaries for 1997 increased modestly from 1996 levels due to the Company's continuing focus on development activities requiring the conservation of cash. Mr. McFarlin's base salary level for Fiscal 1997, $255,692, was established by action of the Compensation Committee pursuant to the terms and conditions of his employment agreement.

         BONUSES. The Company also may pay bonuses to executive officers as part of its executive compensation program. Historically, the bonuses paid by the Company have been minimal, based in part, on the Company's continuing focus on development activities requiring the conservation of cash. The Compensation Committee determined that Mr. McFarlin would be paid a $35,000 cash bonus in Fiscal 1997 for achieving certain performance objectives. Other than the cash bonus paid to Mr. McFarlin, cash bonuses were not paid to any other executive officers in Fiscal 1997.

         LONG-TERM INCENTIVE COMPENSATION. Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the Company's industry, the number of options previously granted and individual and Company performance during the year. Pursuant to the terms of Mr. McFarlin's original employment agreement with the Company, he was granted options to purchase an aggregate of 500,000 shares of the Company's Common Stock on September 15, 1993, with options to purchase 50,000 shares vesting immediately and options to purchase an additional 150,000 shares vesting on each of the three anniversaries following the date of grant. On September 16, 1996, Mr. McFarlin was granted an option to purchase 15,000 shares of Common Stock. This option and other options held by employees of the Company, including executive officers, were canceled and reissued in December 1996 during the employee repricing program. See "Board of Directors Report on Repricing of Options" contained in this Proxy Statement.

         SECTION 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

         CHIEF EXECUTIVE OFFICER                     COMPENSATION COMMITTEE

         Whitney A. McFarlin                         Arnold A. Angeloni
                                                     Joseph C. Kiser, M.D.
                                                     Glen Taylor

STOCK PERFORMANCE GRAPH

         In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares the monthly cumulative total shareholder return on the Company's Common Stock on the Nasdaq National Market (since October 19, 1995) and the Nasdaq SmallCap Market (prior to October 19,
1995) for the last five fiscal years with the monthly cumulative total return over the same period of the Nasdaq Stock Market (US Companies) Index and of the Hambrecht & Quist Health Care Without Biotechnology Subsector Index. The comparison assumes the investment of $100 in Common Stock in the Nasdaq Stock Market (US Companies) Index and the Hambrecht & Quist Health Care Without Biotechnology Subsector Index at the beginning of the period and assumes reinvestment of all dividends.

            Angeion        Nasdaq Stock     H&Q Healtheare                  Angeion        Nasdaq Stock     H&Q Healtheare
          Corporation      Market- U.S.     Excl. Biotech                 Corporation      Market- U.S.     Excl. Biotech
                              Index              Index                                        Index              Index
           ------             ------             ------                    ------             ------             ------
Jul-92     100.00             100.00             100.00         Jan-95     142.86             132.00              81.81
Aug-92      90.48              96.94              95.09         Feb-95     123.81             138.98              83.71
Sep-92     119.05             100.55              88.30         Mar-95     128.57             143.10              89.84
Oct-92     109.52             104.51              91.46         Apr-95     157.14             147.60              88.70
Nov-92     114.29             112.82              96.82         May-95     138.10             151.41              89.12
Dec-92     171.43             116.98             101.07         Jun-95     190.48             153.68              92.29
Jan-93     152.38             120.31              95.93         Jul-95     257.14             175.71             100.19
Feb-93     152.38             115.82              78.95         Aug-95     295.24             179.27             106.29
Mar-93     171.43             119.17              75.29         Sep-95     285.71             183.40             115.45
Apr-93     147.62             114.09              64.72         Oct-95     290.48             182.35             117.48
May-93     142.86             120.90              69.91         Nov-95     252.38             186.63             120.11
Jun-93     119.05             121.46              67.96         Dec-9S     323.81             185.63             128.06
Jul-93     114.29             121.60              64.36         Jan-96     350.00             185.55             136.98
Aug-93      80.95             127.89              63.95         Feb-96     371.43             193.65             136.98
Sep-93     109.52             131.70              64.74         Mar-96     423.81             194.29             137.00
Oct-93      90.48             134.66              70.67         Apr-96     404.76             210.41             134.36
Nov-93      90.48             130.64              69.94         May-96     371.43             220.07             134.43
Dec-93      86.90             134.28              72.39         Jun-96     295.24             210.15             128.76
Jan-94     133.33             138.36              79.09         Jul-96     242.86             191.43             117.93
Feb-94     138.10             137.07              72.93         Aug-96     257.14             202.16             125.63
Mar-94     109.52             128.64              66.80         Sep-96     242.86             217.62             141.30
Apr-94     109.52             126.97              65.24         Oct-96     161.90             215.22             133.95
May-94      80.95             127.28              67.42         Nov-96     128.57             228.52             138.08
Jun-94      76.19             122.63              64.69         Dec-96     133.33             228.32             142.18
Jul-94      90.48             125.14              67.18         Jan-97     190.48             244.55             149.93
Aug-94      90.48             133.12              76.50         Feb 97     148.21             231.03             147.47
Sep-94     102.38             132.78              77.30         Mar-97     157.14             215.95             135.05
Oct-94     104.76             135.39              75.28         Apr-97     152.38             222.70             138.04
Nov-94      95.24             130.90              75.06         May-97     190.48             247.95             151.71
Dec-94     114.29             131.26              76.91         Jun-97     164.29             255.53             161.68
                                                                Jul-97     185.71             282.49             170.58


                              PROPOSAL TO AMEND THE
                         1994 NON-EMPLOYEE DIRECTOR PLAN

INTRODUCTION

         The 1994 Director Plan, as currently in effect, provides for: (i) an annual grant of shares of Common Stock equal to $16,000, as determined by the fair market value of one share of Common Stock on the date of grant (a "Director Stock Award"), and (ii) an automatic annual grant of an option to purchase 2,500 shares of Common Stock (a "Director Option") to members of the Board who are not also employees of the Company ("non-employee Directors"), upon the election or re-election to the Board of Directors, as the case may be, of each non-employee Director of the Company. The Board believes that the 1994 Director Plan advances the interests of the Company and its shareholders by (i) increasing the proprietary interests of non-employee Directors in the Company's long-term success and more closely aligning the interests of such Directors with the interests of the Company's shareholders, and (ii) providing an additional means by which the Company can attract and retain experienced and knowledgeable people to serve as Directors.

AMENDMENT

         In September 1997, the Board amended the 1994 Director Plan (i) to increase the fair market value of Director Stock Awards from $16,000 to $24,000, and (ii) to increase the Director Options from 2,500 shares to 3,000 shares of Common Stock. This recent amendment to the 1994 Director Plan, and the grant of increased Director Options and Director Stock Awards thereunder, are subject to approval of such amendment by the shareholders of the Company at the Annual Meeting.

SUMMARY OF THE 1994 DIRECTOR PLAN

         The following summary of the principal features of the 1994 Director Plan, as amended, is qualified in its entirety by reference to the full text of the 1994 Director Plan, a copy of which may be obtained from the Company.

         SHARES AVAILABLE UNDER THE 1994 DIRECTOR PLAN. The shares of Common Stock issuable under the 1994 Director Plan will be authorized but unissued shares. If there is any change in the corporate structure or shares of the Common Stock of the Company such as in connection with a merger, recapitalization, stock split, stock dividend, or other extraordinary dividend (including a spin-off), the aggregate number and kind of securities subject to Director Options under the 1994 Director Plan, the number of shares issuable upon the exercise of Director Options and the exercise price of Director Options will be appropriately adjusted to prevent dilution or enlargement of rights of participants. If any Director Option terminates, expires or is canceled without having been exercised in full, then such unexercised shares subject to the Director Option will automatically again become available for issuance under the 1994 Director Plan.

         ELIGIBILITY. All Directors of the Company who are not employees of the Company or its subsidiaries are eligible to participate in the 1994 Director Plan.

         DIRECTOR OPTION GRANTS. Annual grants of Director Options to purchase 3,000 shares of Common Stock will be made automatically to each non-employee Director on the date the Director is elected or re-elected to the Board by the shareholders of the Company. For non-employee Directors who are elected or appointed to fill vacancies or newly created Directorships following the date of an Annual

Meeting but prior to the beginning of the next fiscal year, such non-employee Directors will receive pro-rata grants of Director Options. The exercise price per share of each Director Option granted under the 1994 Director Plan will be 100% of the fair market value of the underlying Common Stock on the date the Director Option is granted. Payment for stock purchased upon the exercise of a Director Option must be made in full in cash at the time of exercise. A Director Option granted under the 1994 Director Plan will become exercisable in full six months after its date of grant, and will expire 10 years from its date of grant. If an eligible Director's service as a Director is terminated due to death or disability, all outstanding Director Options then held by the Director will become exercisable in full and will remain exercisable for a period of one year after such death or disability (but in no event after the expiration date of the Director Option). If a Director's service is terminated for any other reason, all outstanding Director Options then held by the Director will remain exercisable for a period of three months after termination of service as a Director to the extent such Director Options were exercisable as of such termination.

         DIRECTOR STOCK AWARDS. Annual grants of such number of shares of Common Stock equal to $24,000, as determined by the fair market value of one share of Common Stock on the date of grant, will be made automatically to each non-employee Director on the date the Director is elected or re-elected to the Board by the shareholders of the Company. For non-employee Directors who are elected or appointed to fill vacancies, or newly created Directorships following the date of an Annual Meeting but prior to the beginning of the next fiscal year, such non-employee Directors will receive pro-rata grants of Director Stock Awards.

         ADMINISTRATION OF THE 1994 DIRECTOR PLAN. The 1994 Director Plan is administered by the Compensation Committee. The Compensation Committee, however, has no authority or discretion to determine eligibility for participation in the 1994 Director Plan, the number of shares of Common Stock to be subject to Director Options or Director Stock Awards granted under the 1994 Director Plan, or the timing, pricing or other terms and conditions of such Director Options or Director Stock Awards.

         AMENDMENT AND TERMINATION OF THE 1994 DIRECTOR PLAN. The Board may amend the 1994 Director Plan in any respect as it deems advisable. No such amendment, however, will be effective without the approval of the Company's shareholders if shareholder approval of the amendment is required by federal securities laws or the rules of the Nasdaq National Market System. The 1994 Director Plan will terminate on October 7, 1999, but may be terminated prior to this date by Board action.

         NON-TRANSFERABILITY OF DIRECTOR OPTIONS. No Director Option granted under the 1994 Director Plan may be transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives a Director Option or Director Stock Award.

         DIRECTOR OPTIONS. Director Options granted under the 1994 Director Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. Generally, neither the non-employee Director nor the Company incurs any federal income tax consequences as a result of the grant of a Director Option. Upon exercise of a Director Option, the non-employee Director will recognize ordinary compensation income in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the day of exercise, and (ii) the consideration paid for the shares. At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Director Option, any gain or loss will be a capital gain or loss. Whether the gain (or loss) constitutes long-term or short-term capital gain (or loss) will depend upon the length of time the Participant held the stock prior to its disposition. Participants should consult their tax advisors to determine whether any specific gain (or loss) constitutes long-term or short-term capital gain (or loss).

         In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Director Option for any amounts includable in the taxable income of a non-employee Director as ordinary compensation income, provided the Company complies with any applicable withholding requirements. The Company will be entitled to a deduction in the Company's tax year in which the non-employee Director is taxed.

         DIRECTOR STOCK AWARDS. A non-employee Director will recognize as ordinary income in the year of grant of a Director Stock Award an amount equal to the fair market value of a Director Stock Award on the date of grant ($24,000). In such circumstances, the Company will receive a corresponding tax deduction for any amounts includable in the taxable income of a non-employee Director as ordinary income.

AWARDS UNDER THE 1994 DIRECTOR PLAN

         On December 11, 1996, Messrs. Angeloni, Evans, Joyce, Kiser, Maurer, Sellke and Taylor each received a Director Option to purchase 2,500 shares of Common Stock and a Director Stock Award valued at $16,000 under the 1994 Plan. As of the date of this Proxy Statement, no awards have been made under the 1994 Director Plan, as amended by the Board in September 1997. If the proposal to amend the 1994 Director Plan is approved by the shareholders at the Annual Meeting, each of the current non-employee Director nominees, assuming each is re-elected, will be granted a Director Option for 3,000 shares and a Director Stock Award valued at $24,000 as of the date of the Annual Meeting and as of the date of each Annual Meeting of Shareholders thereafter.

BOARD OF DIRECTORS RECOMMENDATIONS

         The Board of Directors recommends that the shareholders vote FOR approval and ratification of the foregoing amendments to the 1994 Director Plan. The affirmative vote of the holders of a majority of shares of the Common Stock present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the foregoing amendments to the 1994 Director Plan.

                                PROPOSAL TO ADOPT
                        1997 EMPLOYEE STOCK PURCHASE PLAN

         On October 22, 1997, the Board of Directors of the Company adopted the 1997 Employee Stock Purchase Plan (the "Purchase Plan"), subject to approval by the shareholders at the Annual Meeting. The Purchase Plan provides for the purchase of Common Stock by eligible employees of the Company and its subsidiaries through payroll deductions. Under the Purchase Plan, the Company conducts a series of continuous offerings of its Common Stock, each continuing for six months (the "Offering Period") and each beginning on January 1 and July 1 of each year, as the case may be (the "Offering Commencement Date"), and ending on the following June 30 and December 31, as the case may be (the "Offering Termination Date"). On each Offering Commencement Date, each eligible participating employee (the "Participant") in the Purchase Plan will be granted, by operation of the Purchase Plan, an option (a "Purchase Plan Option") to purchase as many full shares of Common Stock as can be purchased with payroll deductions authorized by the Participant and credited to the Participant's account during that Offering Period.

         The purpose of the Purchase Plan is to advance the interests of the Company and its shareholders by providing employees of the Company and its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of shares of Common Stock of the Company on favorable terms through payroll deductions.

         The major features of the Purchase Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the Purchase Plan, a copy of which may be obtained from the Company.

SUMMARY OF THE PURCHASE PLAN

         GENERAL. Any employee of the Company or any subsidiary (other than an employee whose customary employment is 20 hours or less per week or five months or less per calendar year) who has been continuously employed by the Company or a subsidiary for at least one month prior to the Offering Commencement Date for the applicable Offering Period will be eligible to participate in that Offering Period.

         The maximum number of shares of Common Stock available for issuance under the Purchase Plan is 500,000 shares. The number and type of shares of Common Stock subject to outstanding Purchase Plan Options and the exercise price of outstanding Purchase Plan Options will be appropriately adjusted in the event such Purchase Plan Options are exercised after any Common Stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Common Stock or the like. If the total number of shares that would otherwise be subject to Purchase Plan Options granted on an Offering Date exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which Purchase Plan Options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for Purchase Plan Option grants in as uniform and equitable a manner as is practicable.

         The Purchase Plan will be administered by the Compensation Committee (the "Committee") of the Board. Members of the Committee are appointed from time to time by the Board, serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. The Committee has the authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Purchase Plan.

         PARTICIPATION. An eligible employee may become a Participant in the Purchase Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's Human Resources Department not later than the 15th day of the month immediately preceding the Offering Commencement Date of the first Offering Period in which the Participant wishes to participate. Payroll deductions for a Participant will begin with the first payroll following the applicable Offering Commencement Date and will continue until the termination of the Purchase Plan, subject to withdrawal by the Participant at any time, as described below. An otherwise eligible employee will not be granted a Purchase Plan Option under the Purchase Plan if, immediately after the grant, the Participant would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary. As of October 8, 1997, approximately 240 persons were eligible to participate in the Purchase Plan.

         PAYROLL DEDUCTIONS. By completing and filing a participation form, a Participant elects to have payroll deductions made from the Participant's total compensation on each payday during the Offering Period at a rate equal to a whole percentage from 2% to 10% (or up to 15% if permitted by the Committee) of the total compensation that he or she would have received on the payday; provided, however, that no Participant's payroll deductions may be less than $10.00 per pay period. No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the rate of the Participant's payroll deductions under the Purchase Plan to a whole percentage from 2% to 10% for subsequent Offering Periods by completing an amended participation form and filing it no later than the 15th day of the month immediately preceding the Offering Commencement Date of the Offering Period for which the increase or decrease is to become effective. A Participant may discontinue participation in the Purchase Plan at any time as described below.

         The funds accumulated through a Participant's payroll deductions under the Purchase Plan are credited to an account established under the Purchase Plan for the Participant. These funds are held by the Company as part of its general assets, usable for any corporate purpose, and the Company is not obligated to keep these funds separate from its other corporate funds. Participants will not receive any interest from the Company for the funds accumulated from their payroll deductions under the Purchase Plan and may not make any separate cash payment or contribution to such account.

         PURCHASE OF SHARES. On each Offering Commencement Date, each Participant is granted, by operation of the Purchase Plan, a Purchase Plan Option to purchase as many shares of Common Stock that he or she will be able to purchase with the payroll deductions credited to the Participant's account during the Offering Period. Unless a Participant withdraws from the Purchase Plan as described below, the Participant's Purchase Plan Option will be exercised automatically on the Offering Termination Date for the purchase of the number full of shares of Common Stock that the accumulated payroll deductions in the Participant's account on the Offering Termination Date will purchase at the applicable price, determined in the manner described below. The number of shares of Common Stock that may be purchased under the Purchase Plan, however, will be limited as follows: (i) no Participant may purchase more than 25,000 shares of Common Stock under the Purchase Plan in any given Offering Period; and

(ii) no Participant may be granted a Purchase Plan Option that permits such Participant to purchase Common Stock under the Purchase Plan and any other "employee stock purchase plans" of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of such shares of Common Stock (determined at the time such Purchase Plan Option is granted) for each calendar year in which such Purchase Plan Option is outstanding at any time.

         The per share purchase price of the shares offered in a given Offering Period will be the lesser of 85% of the fair market value of one share of Common Stock on the Offering Commencement Date or the Offering Termination Date. For this purpose, the fair market value of the Common Stock will be the closing sale price of the Common Stock as reported by the Nasdaq National Market on the applicable date or, if no shares were traded on such day, as of the next preceding day on which there was such a trade. Certificates representing shares purchased in an Offering Period will be delivered to Participants as soon as practicable after each Offering Termination Date. No Participant will have any interest in any shares of Common Stock subject to a Purchase Plan Option under the Purchase Plan until the Purchase Plan Option has been exercised.

         NON-TRANSFERABILITY OF PURCHASE PLAN OPTIONS. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Purchase Plan Option or to receive shares of Common Stock under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or by designation of a beneficiary as provided in the Purchase Plan). Any such attempt at assignment, transfer, pledge or other disposition will have no effect, except that the Company may treat such act as an election to withdraw from the Purchase Plan, in which case the provisions described below will apply.

         WITHDRAWAL. A Participant may terminate participation in the Purchase Plan and withdraw all, but not less than all, of the payroll deductions credited to the Participant's account under the Purchase Plan prior to the Offering Termination Date of an Offering Period, by giving written notice to the Company no later than the 15th day of the last month of the Offering Period. The notice must state the Participant's desire to terminate involvement in the Purchase Plan, specify a termination date and request the withdrawal of all of the Participant's payroll deductions held under the Purchase Plan. All of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as soon as practicable after the termination date specified in the notice (or, if no date is specified, as soon as practicable after receipt of the notice of termination and withdrawal), and the Purchase Plan Option for the current Offering Period will automatically be canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made during the Offering Period or for any subsequent Offering Period unless a new participation form is filed. A Participant's withdrawal from an Offering Period will not have any effect upon the Participant's eligibility to participate in a succeeding Offering Period or in any similar plan that the Company may adopt.

         Upon termination of a Participant's employment prior to the Offering Termination Date of an Offering Period for any reason, including retirement, death or disability, the payroll deductions credited to such Participant's account will be returned as soon as practicable after such termination to such Participant or, in the case of the Participant's death, to the person or persons entitled to such funds in accordance with the provisions described above under the section "Non-Transferability of Purchase Plan Options," and the Participant's Purchase Plan Option will automatically be canceled. A transfer of employment between the Company and a subsidiary or between subsidiaries and absences or leaves approved by the Company are not considered termination of employment under the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

         THE FOLLOWING GENERAL DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON CURRENT STATUTES, REGULATIONS AND INTERPRETATIONS. THIS DESCRIPTION IS NOT INTENDED TO ADDRESS SPECIFIC TAX CONSEQUENCES APPLICABLE TO AN INDIVIDUAL PARTICIPANT WHO RECEIVES A PURCHASE PLAN OPTION.

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. If the Purchase Plan so qualifies, the amount withheld from a Participant's compensation under the Purchase Plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the Participant. However, a Participant will generally not recognize any income for federal income tax purposes either on the grant of a Purchase Plan Option or upon the issuance of any shares of Common Stock under the Purchase Plan.

         The federal income tax consequences incurred upon disposition of shares of Common Stock acquired under the Purchase Plan depend upon how long a Participant holds the shares. If a Participant disposes of shares acquired under the Purchase Plan (other than a transfer by reason of death) within a period of two years from the Offering Commencement Date of the Offering Period in which the shares were acquired, an amount equal to the difference between the purchase price and the fair market value of the shares on the last day of the Offering Period will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. Such amount may be subject to wage withholding. The difference between the amount realized upon such disposition of the shares and their fair market value on the last day of the Offering Period will constitute capital gain or loss. Whether the gain (or loss) constitutes long-term or short-term capital gain (or loss) will depend upon the length of time the Participant held the stock prior to its disposition. Participants should consult their tax advisors to determine whether any specific gain (or loss) constitutes long-term or short-term capital gain (or loss).

         If a Participant disposes of any shares acquired under the Purchase Plan more than two years after the Offering Commencement Date of the Offering Period in which such shares were acquired (or if no disposition has occurred by the time of Participant's death) an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price, or (b) the excess of the fair market value of the shares on the Offering Commencement Date of the Offering Period in which the shares were acquired over the purchase price will be recognized as ordinary income and may be subject to wage withholding. With respect to a disposition of such shares, any remaining gain on such disposition will be taxed as long-term capital gain. With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized. However, a subsequent sale or exchange of such shares by a Participant's estate or the person receiving such shares by reason of the Participant's death may result in capital gain or loss.

         No income tax deduction ordinarily is allowed to the Company with respect to the grant of any Purchase Plan Option, the issuance of any shares of Common Stock under the Purchase Plan or the disposition of any shares acquired under the Purchase Plan and held for two years. However, if a Participant disposes of shares purchased under the Purchase Plan within two years after the Offering Commencement Date of the Offering Period in which the shares were acquired, the Company will receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the Participant, provided that the Company complies with the applicable wage withholding requirements.

BOARD OF DIRECTORS RECOMMENDATION

         The Board of Directors recommends that the shareholders vote FOR approval of the 1997 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 1997 Employee Stock Purchase Plan.

                              SELECTION OF AUDITORS

         The Board of Directors has appointed KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Company for the Fiscal year ending July 31, 1998. Such firm, or its predecessors, has acted as independent auditors of the Company since the fiscal year ended July 31, 1988. If the shareholders do not ratify the appointment of KPMG Peat Marwick LLP, another firm of independent auditors will be selected by the Board of Directors. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, Directors and greater-than-10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 1997, the Company believes that, during its fiscal year ending July 31, 1997, its executive officers and Directors and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock complied with all filing requirements under Section 16(a), except that: (i) Mr. Christofferson failed to file timely reports under Section 16(a) reporting stock option grants Mr. Christofferson received in November 1994 and in August 1995; and (ii) Dr. Kallok failed to file a timely report under Section 16(a) reporting his appointment as an executive officer of the Company. All such required reports have subsequently been filed.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or about July 2, 1998.

                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED JULY 31, 1997, TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF OCTOBER 17, 1997, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: ANGEION CORPORATION, 3650 ANNAPOLIS LANE, SUITE 170, MINNEAPOLIS, MINNESOTA 55447-5434; ATTN: SHAREHOLDER INFORMATION. AFTER MARCH 1, 1998, SUCH REQUEST SHOULD BE SENT TO: ANGEION CORPORATION, 7601 NORTHLAND DRIVE, BROOKLYN PARK, MN 55428 ATTN: SHAREHOLDER INFORMATION.

                              By Order of the Board of Directors

                              Whitney A. McFarlin
                              Chairman of the Board,
                              President and Chief Executive Officer

November 7, 1997
Minneapolis, Minnesota

                               ANGEION CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN


1. Purpose.

         The purpose of this 1997 Employee Stock Purchase Plan (the "Plan") is to advance the interests of Angeion Corporation ("the Company") and its shareholders by providing eligible employees of the Company and its Participating Subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of Common Stock of the Company on favorable terms through payroll deductions. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions.

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Change in Control" means an event described in Section 9.1 of the Plan.

         2.3 "Code" means the Internal Revenue Code of 1986, as amended.

         2.4 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

         2.5 "Common Stock" means the common stock, par value $.01 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

         2.6 "Compensation" means all gross cash compensation (including wage, salary, incentive, bonus and overtime earnings) paid by the Company or any Participating Subsidiary to a Participant, including amounts that would have constituted compensation but for a Participant's election to defer or reduce compensation pursuant to any deferred compensation, cafeteria, capital accumulation or any other similar plan of the Company; provided, however, that the Committee, in its sole discretion, may expand or limit the amounts that will be deemed compensation for purposes of the Plan in such manner as it deems appropriate.

         2.7 "Eligible Employee" means any employee of the Company or a Participating Subsidiary (other than an employee whose customary employment with the Company or a Participating Subsidiary is for 20 hours or less per week or five months or less per calendar year) who, with respect to any Offering Period, has been continuously employed by the Company or a Participating Subsidiary for at least one month prior to the Offering Commencement Date for such Offering Period. With respect to a Subsidiary that has been acquired by the Company and designated as a Participating Subsidiary or a Subsidiary that is otherwise subsequently designated by the Committee as a Participating Subsidiary, the period of employment of employees of such Participating Subsidiary occurring prior to the time of such acquisition or designation will be included for purposes of determining whether an employee has been employed for the requisite period of time under the Plan.

         2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.9 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

         2.10 "Offering Commencement Date" means the first day of an Offering Period.

         2.11 "Offering Period" means any of the offerings to Participants of Options under the Plan, each continuing for six months, as described in Section 6 of the Plan.

         2.12 "Offering Termination Date" means the last day of an Offering Period.

         2.13 "Option" means a right to purchase shares of Common Stock granted to a Participant in connection with an Offering Period pursuant to Section 7 of the Plan

         2.14 "Option Price" means, with respect to any Offering Period, the lower of (a) 85% of the Fair Market Value of one share of Common Stock on the Offering Commencement Date, or (b) 85% of the Fair Market Value of one share of Common Stock on the Offering Termination Date.

         2.15 "Participant" means an Eligible Employee who elects to participate in the Plan pursuant to Section 5 of the Plan.

         2.16 "Participating Subsidiary" means a Subsidiary that has been designated by the Committee from time to time, in its sole discretion, as a corporation whose Eligible Employees may participate in the Plan.

         2.17 "Securities Act" means the Securities Act of 1933, as amended.

         2.18 "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

         2.19 "Termination of Employment" means a Participant's complete termination of employment with the Company and all Participating Subsidiaries for any reason, including death, disability or retirement. In the event that a Participant is in the employ of a Participating Subsidiary and the Participating Subsidiary ceases to be a Participating Subsidiary of the Company for any reason, such event will be deemed a termination of employment unless the Participant continues in the employ of the Company or another Participating Subsidiary.

3. Administration.

         The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Participants who are subject to
Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

4. Shares Available for Issuance; Adjustments for Certain Events.

         4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 500,000 shares of Common Stock. If the total number of shares of Common Stock that would otherwise be issuable upon the exercise of Options granted pursuant to Section 7 of the Plan on any Offering Termination Date exceeds the number of shares then available for issuance under the Plan, the Committee will make a pro rata allocation of the shares of Common Stock remaining available for issuance under the Plan in as uniform and equitable a manner as it deems appropriate.

         4.2 Accounting for Options. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that is terminated unexercised will automatically again become available for issuance under the Plan.

         4.3 Adjustments to Shares and Options. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding Options.

5. Participation; Payroll Deductions.

         5.1 Participation. Participation in the Plan is voluntary and is not a condition of employment. Eligible Employees may elect to participate in the Plan, beginning with the first Offering Period to commence after such person becomes an Eligible Employee, by properly completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing the participation form with the Company's Human Resources Department not later than the 15th day of the month immediately preceding the Offering Commencement Date of the first Offering Period in which the Participant wishes to participate. An Eligible who elects to participate with respect to an Offering Period will be deemed to have elected to participate in each subsequent Offering Period, unless such Participant properly completes and files a notice of withdrawal form in the manner described in Section 8.1 of the Plan.

         5.2 Limitation on Participation. Notwithstanding any provisions of the Plan to the contrary, an Eligible Employee may not participate in the Plan and will not be granted an Option under the Plan if, immediately after the grant of such Option, such Eligible Employee (or any other person whose stock ownership would be attributed to such Eligible Employee pursuant to Section 424(d) of the
Code) would own stock or options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its "parent" or "subsidiary" corporations (within the meaning of Section 424 of the Code).

         5.3 Payroll Deductions.

                  (a) By completing and filing a participation form, a Participant will elect to have payroll deductions made from such Participant's total Compensation (in whole percentages from a minimum of 2% to a maximum of 10%, or such other minimum or maximum percentages as the Committee may from time to time establish, but not to exceed 15%) on each payday during the time he or she is a Participant in the Plan in such amount as such Participant designates on the participation form; provided, however, that no Participant's payroll deductions may be less than $10.00 per pay period.

                  (b) All payroll deductions authorized by a Participant will be credited as of each payday to an account established under the Plan for the Participant. Such account will be solely for bookkeeping purposes, no separate fund, trust or other segregation of such amounts will be established or made and the amounts represented by such account will be held as part of the Company's general assets, usable for any corporate purpose. A Participant may not make any separate cash payment or contribution to such Participant's account. No interest will accrue on amounts held in such accounts under the Plan.

                  (c) No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the amount of his or her payroll deductions under the Plan for subsequent Offering Periods by properly completing an amended participation form and filing it with the Company's Human Resources Department not less than the 15th day of the month immediately preceding the Offering Commencement Date of the Offering Period for which such change in payroll deductions is to be effective.

                  (d) A Participant may withdraw from participation in the Plan at any time as provided in Section 8.1 of the Plan.

6. Offering Periods.

         Options to purchase shares of Common Stock will be offered to Participants under the Plan through a continuous series of Offering Periods, each continuing for six months, and each of which will commence on January 1 and July 1 of each year, as the case may be, and will terminate on June 30 and December 31 of such year, as the case may be.

7. Options.

         7.1 Grant of Options. With respect to any Offering Period, each Participant participating in such Offering Period will be granted, by operation of the Plan on the Offering Commencement Date for such Offering Period, an Option to purchase (at the Option Price) as many full shares of Common Stock as such Participant will be able to purchase with the accumulated payroll deductions credited to such Participant's account during such Offering Period plus the balance (if any) carried forward from the Participant's payroll deduction account from the preceding Offering Period.

         7.2 Limitations on Purchase. Notwithstanding Section 7.1 or any other provision of the Plan to the contrary, the number of shares of Common Stock that may be purchased under the Plan will be limited as follows:

                  (a) No Participant may purchase more than 25,000 shares of Common Stock under the Plan in any given Offering Period.

                  (b) No Participant may be granted an Option that permits such Participant to purchase Common Stock under the Plan and any other "employee stock purchase plans" (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

         7.3 Exercise of Options.

                  (a) Unless a Participant withdraws from the Plan as provided in Section 8.1 of the Plan, the Participant's Option for the purchase of shares of Common Stock granted with respect to an Offering Period will be exercised automatically at the Offering Termination Date of such Offering Period for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in such Participant's account as of such Offering Termination Date will purchase at the applicable Option Price.

                  (b) A Participant may only purchase one or more full shares in connection with the automatic exercise of an Option granted for any Offering Period. The portion of any balance remaining in a Participant's payroll deduction account at the close of business on the Offering Termination Date of any Offering Period that is less than the purchase price of one full share of Common Stock will be carried forward into the Participant's payroll deduction account for the following Offering Period. In no event, however, will the balance carried forward be equal to or greater than the purchase price of one full share of Common Stock on the Offering Termination Date of an Offering Period.

                  (c) No Participant (or any person claiming through such Participant) will have any interest in any Common Stock subject to an Option under the Plan until such Option has been exercised, at which point such interest will be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery of such Common Stock.

                  (d) As promptly as practicable after the Offering Termination Date of each Offering Period, the Company will issue the shares of Common Stock purchased upon exercise of such Participant's Option granted for such Offering Period, registered in the name of the Participant or, if the Participant so directs on his or her Participation Form, in the names of the Participant and his or her spouse. The Committee may determine, in its sole discretion, the manner of delivery of shares of Common Stock purchased under the Plan, which may be by electronic account entry into new or existing brokerage or other accounts, delivery of physical stock certificates or such other means as the Committee deems appropriate.

8. Withdrawal From Plan.

         8.1 Voluntary Withdrawal. A Participant may, at any time on or before 5:00 p.m., Minneapolis, Minnesota time on the 15th day of the last month of an Offering Period, terminate his or her participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to such Participant's account under the Plan by giving written notice to the Company's Human Resources Department. Such notice must state that the Participant wishes to terminate his or her participation in the Plan and request the withdrawal of all of the Participant's payroll deductions held under the Plan. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant as soon as practicable after receipt of the notice of withdrawal, such Participant's Option for such Offering Period will automatically be canceled and will no longer be exercisable, and no further payroll deductions for the purchase of shares of Common Stock under the Plan will be made.

         8.2 Termination of Employment.

                  (a) Upon the Termination of Employment of a Participant at any time, the payroll deductions credited to such Participant's account will be paid to such Participant as soon as practicable after the effective date of such Termination of Employment (or, in the case of death, to the person or persons entitled thereto under Sections 10 and
         11.3 of the Plan), such Participant's Option for the current Offering Period will automatically be canceled and will no longer be exercisable, and no further payroll deductions for the purchase of shares of Common Stock under the Plan will be made.

                  (b) Unless the Committee otherwise determines in its sole discretion, a Participant's employment will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Participating Subsidiary for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

         8.3 Effect of Withdrawal. A Participant's withdrawal pursuant to
Section 8.1 of the Plan will not have any effect upon such Participant's eligibility to participate in a subsequent Offering Period (so long as such Participant completes and files a new Participation Form pursuant to Section 5 of the Plan) or in any similar plan that may hereafter be adopted by the Company.

9. Change in Control.

         9.1 Change in Control. For purposes of this Section 9, a "Change in Control" of the Company will mean the following:

                  (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

                  (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (c) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of more than 50% of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; or

                  (d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing less than 50% of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors.

         9.2 Adjustment of Offering Period. Without limiting the authority of the Committee under Sections 3, 4.3 and 13 of the Plan, if a Change in Control of the Company occurs, the Committee, in its sole discretion, may (a) accelerate the Offering Termination Date of the then current Offering Period and provide for the exercise of Options thereunder by Participants in accordance with
Section 7.3 of the Plan, or (b) accelerate the Offering Termination Date of the then current Offering Period and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Offering Termination Date and that all Options for such Offering Period will automatically be canceled and will no longer be exercisable.

10. Designation of Beneficiary.

         A Participant may file with the Company's Human Resources Department a written designation of a beneficiary who is to receive shares of Common Stock and cash, if any, under the Plan in the event of such Participant's death prior to delivery of such shares or cash to such Participant. Such designation of beneficiary may be changed by the Participant at any time by written notice the Company's Human Resources Department. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, (a) the Company will deliver such shares of Common Stock and cash to the executor or administrator of the estate of the Participant, or (b) if to the Company's knowledge no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares of Common Stock and cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent or relative is known to the Company, to such other person as the Company may designate.

11. Rights of Eligible Employees and Participants; Transferability.

         11.1 No Right to Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Participating Subsidiary to terminate the employment of any Eligible Employee or Participant at any time, nor confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or any Participating Subsidiary.

         11.2 Rights as a Shareholder. As a holder of an Option under the Plan, a Participant will have no rights as a shareholder unless and until such Option is exercised and the Participant becomes the holder of record of shares of Common Stock. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its sole discretion.

         11.3 Restrictions on Transfer. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 10 of the Plan) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1 of the Plan. During his or her lifetime, a Participant's Option to purchase shares of Common Stock under the Plan is exercisable only by such Participant.

12. Securities Law and Other Restrictions.

         Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13. Amendment or Termination.

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 423 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. Upon termination of the Plan, the Committee, in its sole discretion, may take any of the actions described in Section 9.2 of the Plan.

14. Effective Date of Plan.

         The Plan will be effective as of September 29, 1997, the date it was adopted by the Board. The Plan will terminate at midnight on September 28, 2007 and may be terminated prior to such time by Board action, and no Option will be granted after such termination. The Plan has been adopted by the Board subject to shareholder approval, and, prior to shareholder approval, shares of Common Stock may be issued under the Plan subject to such approval.

15. Miscellaneous.

         15.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

         15.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                              ANGEION CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints WHITNEY A. McFARLIN and DAVID L. CHRISTOFFERSON, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Angeion Corporation held of record by the undersigned on October 17, 1997, at the Annual Meeting of Shareholders to be held on December 10, 1997, or any adjournment thereof.

1. ELECTION OF DIRECTORS.

   [ ] FOR all nominees listed below       [ ] AGAINST all nominees listed below
       (EXCEPT AS MARKED TO THE CONTRARY BELOW)

(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

WHITNEY A. MCFARLIN     ARNOLD A. ANGELONI     DENNIS E. EVANS
LYLE D. JOYCE, M.D., PH.D.     JOSEPH C. KISER, M.D.     DONALD D. MAURER
GLEN TAYLOR

2. PROPOSAL TO AMEND THE COMPANY'S 1994 NON-EMPLOYEE DIRECTOR PLAN (A) TO INCREASE THE FAIR MARKET VALUE OF ANNUAL STOCK GRANTS TO NON-EMPLOYEE DIRECTORS OF THE COMPANY FROM $16,000 TO $24,000, AND (B) TO INCREASE THE ANNUAL OPTION GRANT TO NON-EMPLOYEE DIRECTORS OF THE COMPANY FROM 2,500 SHARES TO 3,000 SHARES.

               [ ] FOR     [ ] AGAINST      [ ] ABSTAIN

3. PROPOSAL TO ADOPT THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

               [ ] FOR     [ ] AGAINST      [ ] ABSTAIN

4. PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 1998.

               [ ] FOR     [ ] AGAINST      [ ] ABSTAIN


                           (CONTINUED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 3 AND 4 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                               Dated: ____________________, 1997


                                               _________________________________
                                                        Signature


                                               _________________________________
                                                  Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.